Exhibit 10.8

FORM OF SHAREHOLDERS’ AGREEMENT

This SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made as of _________, 2004, by and among, Greenlight Capital Re, Ltd., a company organized under the laws of the Cayman Islands (the “Company”) and each of the other signatories to this Agreement. Each of the shareholders of the Company that is, or hereafter becomes, bound by this Agreement and each of their respective successors and permitted assignees, are sometimes collectively referred to herein as the “Shareholders” and each individually as a “Shareholder.”

1.	Certain Definitions.

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person. In the case of a natural Person, his or her Affiliates include members of such Person’s immediate family, natural lineal descendants of such Person or a trust or other similar entity established for the exclusive benefit of such Person and his or her immediate family and natural lineal descendants. For the purposes of Section 2(c) herein and with respect to the Sponsor only, the term Affiliate includes (i) the members and former members of the Sponsor and (ii) the Affiliates of the Sponsor.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or any day on which banks located in New York, New York or the Cayman Islands are authorized or obliged to close.

“Cayman Islands Monetary Authority” means that governmental authority of similar name in the Cayman Islands and, where applicable, includes any Cayman Islands governmental authority, department or agency that performs similar functions.

“Class A Shares” means the Class A Ordinary Shares of the Company, initially having a par value of $0.10 per share, and includes a fraction of a Class A Share.

“Class B Shares” means the Class B Ordinary Shares of the Company, initially having a par value of $0.10 per share, and includes a fraction of a Class B Share.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission promulgated thereunder, as the same may be amended from time to time.

“IPO” means the initial registered public offering of the Class A Shares in the United States.

“Officer” means an officer of the Company from time to time during the term of this Agreement.

“Option” means that certain Option to purchase 400,000 Class A Shares issued by the Company to First International Capital Holdings Ltd. on the date hereof.

“Ordinary Shares” means collectively, the Class A Shares and the Class B Shares and includes a fraction of an Ordinary Share.

“Person” means an individual, a partnership, a company, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental or quasi-governmental entity or any department, agency or political subdivision thereof.

“Permitted Transferee” means, with respect to any Shareholder, any Affiliate of such Shareholder that has been approved by the Board as a “Permitted Transferee” in writing prior to any Transfer of Ordinary Shares or Options, which approval shall be granted by the Board unless the Board determines, in its sole and absolute discretion, that the applicable Transfer would result in an increased risk of adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of its shareholders.

“Registrable Securities” means (i) the Class A Shares held by each Shareholder and (ii) any Class A Shares issuable (x) upon conversion of the Class B Shares or (y) upon exercise of any Option and (iii) any Class A Shares issued, issuable, converted, convertible, exchanged or exchangeable in respect of the securities referred to in clauses (i) and (ii) above upon any stock split, stock dividend, recapitalization or similar event; provided, however, that Registrable Securities shall not include any securities referred to in clauses (i), (ii) or (iii) if (A) the holder of such securities, with the exception of the Sponsor, may resell such Registrable Securities pursuant to Rule 144 (or successor rule) under the Securities Act, (B) the sale of such securities has been registered pursuant to the Securities Act or (C) the Registrable Securities have been transferred in a transaction in which registration rights are not transferred pursuant to Section 2 hereof.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registration Expenses” shall have the meaning set forth in Section 9 hereof.

“Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission promulgated thereunder, as the same may be amended from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Shareholders and the costs of any accountants, counsel or other experts retained by the Shareholders.

“Sponsor” means Greenlight Capital Investors, LLC, a Delaware limited liability company.

“Transfer” means any direct or indirect sale, exchange, transfer (including, without limitation, any transfer by gift or operation of law, or any transfer of an economic interest in any derivative security of any security), assignment, distribution or other disposition, or issuance or creation of any option or any voting proxy, voting trust or other transfer of interest, in whole or in part, whether in a single transaction or a series of related transactions and whether voluntarily or involuntarily or by operation of law or at a judicial sale or otherwise.

“U.S. GAAP” means Unites States generally accepted accounting principles.

“$” means the legal currency of the United States of America.

2.	Transfer Restrictions.

(a) General Restrictions. A Shareholder shall not Transfer its Ordinary Shares or Options except in compliance with (i) the Securities Act or an exemption therefrom, (ii) any required approval of the Cayman Islands Monetary Authority, (iii) the Memorandum and Articles of Association of the Company and (iv) and in accordance with the following terms and conditions:

(i) If a Shareholder intends to Transfer any of its Ordinary Shares or Options (such transferring Shareholder, the “Transferring Shareholder”), such Transferring Shareholder shall give written notice (an “Offer Notice”) to the Company stating the Transferring Shareholder’s bona fide intention to make such a Transfer, describing in reasonable detail the proposed Transfer, including the identity of the proposed transferee (the “Proposed Transferee”), the number of Ordinary Shares and/or Options proposed to be Transferred pursuant to the offer (the “Transfer Securities”), and specifying the bona fide per share purchase price that the Proposed Transferee has agreed to pay for the Transfer Securities (the “Sale Price”), which Sale Price shall be payable in cash at the closing of the transaction.

(ii) Upon receipt of the Offer Notice, the Company shall have the exclusive option to purchase, upon delivery of a notice (the “Election Notice”) to the Transferring Shareholder within thirty (30) days of its receipt of the Offer Notice, all or any portion of the Transfer Securities. The Company shall deliver an Election Notice to the Transferring Shareholder of its election to purchase or not purchase any such Transfer Securities within such thirty (30) day period, together with the payment to the Transferring Shareholder of the Sale Price therefor (in the event that the Company so elects to purchase any Transfer Securities). If the Company elects to purchase the Transfer Securities, the Transfer of any Transfer Securities shall be consummated as soon as practicable after delivery of the Election Notice, but in no event later than fifteen (15) Business Days after the delivery of the Election Notice.

(iii) In the event that less than all of the Transfer Securities have been acquired by the Company, the Transferring Shareholder may, no later than 90 calendar days after the expiration of the applicable election period set forth in clause (ii) above, Transfer the Transfer Securities not purchased by the Company to the Proposed Transferee at a price no less than the price per share specified in the Offer Notice and on other terms no more materially favorable to the Proposed Transferee than offered to the Company in the Offer Notice, provided, that the Company has approved the Proposed Transferee (as required for all transfers pursuant to the Company’s Memorandum and Articles of Association). It shall be a condition precedent to the consummation of any Transfer of Transfer Securities to a Person not a party to this Agreement that such Person executes a signature page to, and be bound by the terms and conditions of, this Agreement. Any Transfer Securities not Transferred to the Proposed Transferee within such 90-day period shall be re-offered (without obligation to purchase) to the Company under this Section 2 prior to any subsequent Transfer pursuant to the terms of this Section 2.

(b) Other Restrictions.

(i) Prior to the Transfer of any Ordinary Shares or Options the Transferring Shareholder shall also deliver to the Company (A) at the Company’s request, an opinion of counsel which, to the Company’s reasonable satisfaction, is knowledgeable in securities law matters to the effect that such Transfer may be effected without registration of such Ordinary Shares or Options under the Securities Act and (B) such certification as may be required by the Board pursuant to the Company’s Memorandum and Articles of Association, as necessary to ensure that such Transfer will not violate any of the ownership limitations set forth in the Company’s Memorandum and Articles of Association. In addition, if so requested in writing by the Company, the Transferring Shareholder shall also provide the Company with a list of affiliates or related parties of the Proposed Transferee.

(ii) Prior to a Transfer by a Shareholder of any Ordinary Shares or Options, such Shareholder shall obtain and, if requested by the Company, provide the Company with copies of, all approvals as may be required by the Cayman Islands Monetary Authority.

(iii) Any Transfer of Ordinary Shares or Options that violates the provisions of this Section 2 shall not be recorded by the Company or any of its agents and shall be deemed void ab initio.

(c) Permitted Transfers. The restrictions set forth in Section 2(a) hereof shall not apply to any Transfer of Ordinary Shares or Options by a Shareholder to its Permitted Transferee(s); provided, that (A) such Transfer is in compliance with any required approval of the Cayman Islands Monetary Authority, (B) such Transfer complies with the transfer restrictions set forth in the Company’s Memorandum and Articles of Association, (C) the provisions of this Agreement shall continue to be applicable to the Ordinary Shares or Options, as applicable, after any Transfer above and (D) the Permitted Transferee(s) thereof shall agree in writing to be bound by the provisions of this Agreement and shall be deemed a “Shareholder” for purposes of this Agreement; provided, further that if a Permitted Transferee ceases to be an Affiliate of the Transferring Shareholder, the Ordinary Shares or Options held by such Person shall be deemed to have been Transferred and shall be subject to the provision of Section 2(a) upon discovery by the Company of such change in status.

(d) Legend. Certificates evidencing Ordinary Shares or Options shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR _ HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COMPANY AT ITS OPTION. RECEIVES AN OPINION OF COUNSEL OF THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND UNLESS, WHERE APPLICABLE, HAS RECEIVED THE PRIOR APPROVAL OF THE CAYMAN ISLANDS MONETARY AUTHORITY.

IN ADDITION, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS IN THE COMPANY’S MEMORANDUM AND ARTICLES OF ASSOCIATION AND PURSUANT TO A SHAREHOLDERS’ AGREEMENT DATED AS OF AUGUST ____, 2004 AMONG THE COMPANY AND CERTAIN OF THE COMPANY’S SHAREHOLDERS. A COPY OF SUCH ARTICLES OF ASSOCIATION AND SHAREHOLDERS’ AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

If any Registrable Securities become eligible for sale pursuant to Rule 144 under the Securities Act, the Company shall, upon the request of a holder of such Registrable Securities and delivery to the Company of an opinion of counsel reasonably satisfactory to the Company, issue new certificates for such Registrable Securities not bearing the first paragraph of the legend set forth above. The Company further agrees to remove such legend at such time as the Registrable Securities are subject to an effective registration statement under the Securities Act.

3.	Drag-Along and Tag-Along Rights.

A. Drag-Along Rights.

(a) Right to Require Sale. Notwithstanding any other provision hereof, if one or more Shareholders (such Shareholders, together with their Affiliates, the “Selling Shareholders”) proposes to enter into an agreement to Transfer or otherwise dispose of for value Ordinary Shares held by such Selling Shareholders representing sixty six and two-thirds percent (66 2/3%) of the issued and outstanding Ordinary Shares (on a fully diluted and as converted basis) to a Person who is not a Permitted Transferee of such Selling Shareholders (any such Person, a “Third Party Purchaser”) in a bona fide transaction pursuant to which the Third Party Purchaser will purchase all of the Ordinary Shares on a fully diluted and converted basis (any such transaction, a “Drag-Along Sale”) then, subject to any required regulatory approvals, each other Shareholder (the “Drag Along Shareholders”) hereby agrees to sell to such Third Party Purchaser, upon the demand of such Selling Shareholders, all of the Ordinary Shares (together with all other securities exercisable or convertible into, or exchangeable, for Ordinary Shares) (such Ordinary Shares and other securities, collectively, the “Drag-Along Shares”) held by each such Drag-Along Shareholders on the date of the Drag-Along Notice (as defined in Section 3(A)(b) below), on the same terms and conditions as agreed to by the Selling Shareholders and such Third Party Purchaser; provided, however, that in negotiating such Drag-Along Sale, the Selling Shareholders shall provide (i) that the only representations and warranties or covenants which any Drag-Along Shareholder shall be required to make individually in connection with the Drag-Along Sale are representations and warranties with respect to such Drag-Along Shareholders own ownership of the Drag-Along Shares to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims, its due organization, its due authorization, execution and delivery of the definitive purchase agreement (if applicable), the enforceability of such purchase agreement against it and no conflict of it with such purchase agreement, (ii) that the liability of any Drag-Along Shareholder with respect to any representations or warranties made in connection with the Drag-Along Sale is the several liability of such Drag-Along Shareholder (and not any other person) and that such liability is limited to the amount of proceeds actually received by such Drag-Along Shareholder in the Drag-Along Sale, and (iii) that no Drag-Along Shareholder shall be required to provide any individual indemnification to anyone in connection with the Drag-Along Sale (other than an individual indemnification for damages resulting from the breach of any representations or warranties made by solely by such Drag-Along Shareholder); provided, further, that the foregoing shall not limit the obligations of such Drag-Along Shareholder, and such Drag-Along Shareholder hereby expressly agrees to be bound by and be subject to, any escrow or other holdback arrangement (on a pro rata basis based on the amount of such Drag-Along Shares sold by such Drag-Along Shareholder in proportion to all shares of the Company sold in such Drag-Along Sale) provided for in the agreement relating to the Drag-Along Sale.

(b) Drag-Along Notice. Prior to making any Drag-Along Sale, if the Selling Shareholders elect to exercise the rights afforded under this Section 3(A), the Selling Shareholders shall provide the Drag-Along Shareholders with written notice (the “Drag Along Notice”) not less than twenty (20) calendar days prior to the proposed date of the Drag-Along Sale (the “Drag Along Sale Date”). The Drag-Along Notice shall set forth: (i) the name and address of the Third Party Purchaser; (ii) the proposed amount and form of consideration to be paid per share and the terms and conditions of payment offered by the Third Party Purchaser; (iii) the Drag-Along Sale Date; and (iv) confirmation that the Third Party Purchaser has agreed to purchase the Drag-Along Shareholders’ Drag-Along Shares in accordance with the terms hereof.

(c) Delivery of Certificates. On the Drag-Along Sale Date, each Drag-Along Shareholder shall deliver all of the certificates representing its Drag-Along Shares, duly endorsed for transfer with signatures guaranteed, to such Third Party Purchaser in the manner and at the address indicated in the Drag-Along Notice against delivery of immediately available funds in the amount of the applicable purchase price for such Drag-Along Shares.

(d) Costs and Fees. The Selling Shareholders shall bear all costs and fees incurred in connection with a Drag-Along Sale, except each Shareholder shall bear the costs and fees of its own independent advisors. The Company shall have no obligation to bear any costs and fees incurred in connection with a Drag-Along Sale or otherwise under this Section 3(A).

B. Tag-Along Rights.

(a) Tag-Along Sale. If any holder of Class B Shares (a “Class B Selling Shareholder”) proposes to enter into an agreement to Transfer or otherwise dispose of for value Class B Shares representing two percent (2%) or more of the issued and outstanding Ordinary Shares (on a fully diluted and as converted basis) (“Tag-Along Stock”) to a Person who is not a Permitted Transferee of such Class B Selling Shareholder (any such Person, a “Tag-Along Purchaser”) in one or a series of related transactions pursuant to which the Tag-Along Purchaser will purchase such Class B Shares on a fully diluted and as converted basis, then such Class B Selling Shareholder shall promptly give written notice (the “Tag-Along Notice”) simultaneously to the Company and to each of the other Shareholders at least thirty (30) calendar days prior to the closing of such Transfer. Simultaneously with delivery of the Tag-Along Notice the Class B Selling Shareholder shall deliver to the Company an opinion of counsel satisfactory to the Company that no registration is required under the Securities Act or any applicable state securities law to effectuate the Transfer. The Tag-Along Notice shall describe in reasonable detail the proposed Transfer, including the number of shares of Tag-Along Stock to be Transferred, the nature of such Transfer, the total consideration to be paid to the Class B Selling Shareholder, and the name and address of each prospective Tag-Along Purchaser.

(b) Notice of Participation. Each Shareholder shall have the right, exercisable upon written notice (the “Tag-Along Exercise Notice”) to the Company and the Class B Selling Shareholder within 15 calendar days after the Tag-Along Notice is given, to participate in such Transfer of Tag-Along Stock on the same terms and conditions offered to the Class B Selling Shareholder, subject to any required regulatory approvals. Each Shareholder desiring to participate shall be referred to as a “Tag-Along Participant”. Such Tag-Along Exercise Notice shall acknowledge that the consideration received by the Tag-Along Participants shall be the same consideration per share to be received by the Class B Selling Shareholder, and the terms and conditions of such Transfer shall be the same as those upon which the Class B Selling Shareholder Transfers its Class B Shares; provided, however, that: (i) each Tag-Along Participant shall be solely liable with respect to any representations and warranties regarding (A) such Tag-Along Participant’s title and ownership of such Tag-Along Participant’s Class A Shares; (B) the authorization, execution and delivery of relevant documents by such Tag-Along Participant; and (C) the enforceability of such relevant documents against such Tag-Along Participant; (ii) any general indemnity given by any Tag-Along Participants applicable to liabilities not specific to a particular Tag-Along Participant shall be apportioned on a pro rata basis among the Tag-Along Participants and the Class B Selling Shareholder in accordance with the number of Ordinary Shares Transferred by each; (iii) no Tag-Along Participant shall be liable to indemnify the Tag-Along Purchaser or its Affiliates with respect to an amount in excess of the net cash proceeds paid to such Tag-Along Participant in connection with such Transfer; and (iv) if required by the

Transfer agreement and reasonably described in the Tag-Along Notice, any escrow of proceeds shall be withheld on a pro rata basis among the Class B Selling Shareholder and the Tag-Along Participants in accordance with the number of Ordinary Shares Transferred by each.

The Tag-Along-Exercise Notice shall indicate the number of Ordinary Shares such Tag-Along Participant wishes to Transfer under its right to participate, which number shall not be less than the number of Ordinary Shares which such Tag-Along Participant must Transfer to Transfer the same percentage of such Tag-Along Participant’s Ordinary Shares as the Tag-Along Stock represents of the Class B Selling Shareholder’s Ordinary Shares in the aggregate (on a fully-diluted and as converted basis) immediately prior to such Transfer (such number of Ordinary Shares, the “Participant’s Pro Rata Portion”). For the avoidance of doubt, the Tag-Along Notice shall indicate what percentage the Tag-Along Stock represents of the Class B Selling Shareholder’s Ordinary Shares (in the aggregate).

(c) Transfer. Within 10 calendar days after the date a Tag-Along Participant provides a Tag-Along Exercise Notice pursuant to Section 3(B)(a), such Tag-Along Participant shall deliver to the Company the duly endorsed certificate or certificates representing the Ordinary Shares held by such Tag-Along Participant to be Transferred and a limited power-of-attorney authorizing the Company to take all actions necessary to sell or otherwise Transfer such Ordinary Shares to the Tag-Along Purchaser. The Company shall thereupon be obligated to deliver any such Ordinary Shares to the Tag-Along Purchaser at such time as the Transfer is consummated, which shall be no later than 90 days following delivery of the Tag-Along Notice. If any Tag-Along Participant who delivers a Tag-Along Exercise Notice (and thereby becomes obligated to Transfer any Ordinary Shares to the Tag-Along Purchaser) fails to deliver such Ordinary Shares in accordance with the terms of this Agreement (a “Defaulting Participant”), the Company may, in addition to all other remedies it may have, send to the Defaulting Participant(s) the purchase price for such Ordinary Shares as is herein specified. Thereupon, the Company, upon the written request of the Class B Selling Shareholder and written notice to the Defaulting Participant(s), shall (a) cancel on its books the certificate or certificates representing the Ordinary Shares to be Transferred and (b) in the case of any failure to deliver Ordinary Shares issue, in lieu thereof, in the name of the Tag-Along Purchaser, a new certificate or certificates representing such Ordinary Shares and thereupon all of the Defaulting Participant’s rights in and to such Ordinary Shares shall terminate.

(d) Delivery of Securities. At the closing of such Transfer, which closing shall take place at the location specified by the Class B Selling Shareholder in the Tag-Along Notice, each Tag-Along Participant shall be obligated to execute and deliver such agreements and documentation as may be necessary for such Tag-Along Participant to be subject to the same terms and conditions with respect to the Transfer as apply to the Class B Selling Shareholder.

(e) Reduction in Number of Securities. To the extent that the Tag-Along Purchaser refuses to purchase the number of Ordinary Shares offered after the receipt by the Company of all Tag-Along Exercise Notices from Tag-Along Participants, the number of Ordinary Shares offered shall be reduced as follows:

(i) first, the number of Ordinary Shares offered by each Tag-Along Participant shall be reduced to be a number equal to such Tag-Along Participant’s Pro Rata Portion; and

(ii) second, the number of Ordinary Shares offered by the Class B Selling Shareholder and each Tag-Along Participant shall be reduced, on a pro rata basis among the Tag-Along Participants and the Class B Selling Shareholder in accordance with the number of Ordinary Shares held by each until the total number of Ordinary Shares offered is equal to the number of Ordinary Shares the Tag-Along Purchaser is willing to purchase.

For example (by way of illustration only), if the Tag-Along Notice contemplates a sale of 100 Ordinary Shares (on an as converted basis) by the Class B Selling Shareholder, and if the Class B Selling Shareholder at such time owns 300 Ordinary Shares (on an as converted basis), and if one Tag-Along Participant elects to participate in such Transfer and at such time owns 200 Ordinary Shares (on an as converted basis), the Class B Selling Shareholder would be entitled to sell 60 Ordinary Shares (300/500 x 100 Ordinary Shares) and the Tag-Along Participant would be entitled to sell 40 Ordinary Shares (200/500 x 100 Ordinary Shares).

(f) No Election to Participate. If none of the other Shareholders elect to participate in the sale of the Tag-Along Stock subject to the Tag-Along Notice, the Class B Selling Shareholder may, not later than sixty (60) calendar days following delivery to the Company of the Tag-Along Notice, enter into an agreement with the Tag-Along Purchaser providing for the closing of the Transfer of the Tag-Along Stock covered by the Tag-Along Notice within 30 days of such agreement on terms and conditions not more favorable to the Tag-Along Purchaser than those described in the Tag-Along Notice. Any proposed Transfer on terms and conditions more favorable than those described in the Tag-Along Notice, as well as any subsequent proposed Transfer of any of the Tag-Along Stock by the Class B Selling Shareholder, shall again be subject to the tag-along rights of the Shareholders and shall require compliance by such Class B Selling Shareholder with the procedures described in this Section 3(B).

(g) Costs and Fees. Each Shareholder Transferring Ordinary Shares pursuant to this Section 3(B) shall bear the same proportion of the expenses of the Transfer as the number of Ordinary Shares Transferred by such Shareholder bears to the aggregate number of Ordinary Shares so Transferred to, the Tag-Along Purchaser, except each such Shareholder shall be solely responsible for the costs and fees of its own independent advisors, if any. For the avoidance of doubt, the Company shall have no obligation to bear any costs or fees incurred in connection with a Tag-Along Sale or otherwise under this Section 3(B).

(h) Remittance of Consideration. Promptly after the consummation of the Transfer the Tag-Along Purchaser shall remit directly to the Class B Selling Shareholder and the Tag-Along Participants the consideration for the Ordinary Shares Transferred pursuant to this Section 3(B).

4.	Compliance with Cayman Islands Law.

The Company shall have no obligation under the provisions of Sections 5, 6, 7, 8, 9 and 10 hereof unless and until all approvals required from the Cayman Islands Monetary Authority are received. The provisions of Section 5, 6, 7, 8, 9 and 10 shall be read subject to the provisions of this Section 4.

5.	Demand Registrations.

(a) Requests for Registration.

(i) Subject to the conditions of this Section 5, the holders of at least 50% of the outstanding Registrable Securities, as calculated on a fully diluted and converted basis, (such holders, the “Initiating Holders”), may request, at any time after the earlier to occur of (i) the fifth (5th) anniversary of this Agreement or (ii) the date that is one hundred eighty (180) days after the consummation of an IPO, to have all or part of their Registrable Securities registered on Form S-1, or any similar long-form registration statement (“Long-Form Registration”) or, if available, on Form S-2 or S-3 (as such forms are identified in the Exchange Act), or any similar short-form registration statement (“Short-Form Registration”). Each request for a Long-Form Demand Registration (as defined below) shall have an aggregate offering price of at least $30 million, inclusive of Registrable Securities included in such Long-Form Demand Registration pursuant to Section 6 hereof, and shall specify the approximate number of Registrable Securities requested to be registered, the proposed manner of disposition and the proposed underwriter, if any. Within ten (10) Business Days after receipt of any such request, the Company shall give written notice of such requested registration to the other Shareholders and, subject to Section 5(b) below, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) calendar days after the receipt of the Company’s notice. All registrations requested pursuant to a Long-Form Registration are referred to herein as “Long-Form Demand Registrations”; and all other registrations requested pursuant to this paragraph 5(a) are referred to herein as a “Short-Form Demand Registrations”; Long-Form Demand Registrations and Short-Form Demand Registrations are collectively referred to as “Demand Registrations.” Subject to the provisions of this Section 5, the Sponsor shall be entitled to an unlimited number of Short-Form Demand Registrations and, pursuant to the provisions of Section 9 hereof, the Company shall be required to pay all Registration Expenses incurred by the Sponsor in connection therewith.

(ii) Upon receipt of a request for a Demand Registration (a “Demand Request”) pursuant to Sections 5(a)(i), the Company shall:

(a) cause to be filed, as soon as practicable, but within the later of (x) 90 days (or 45 days with respect to any Short-Form Registration) of the date of delivery to the Company of the Demand Request, or (y) 180 days after the effectiveness of the most recently filed Registration Statement by the Company, a Registration Statement covering such Registrable Securities which the Company has been so requested to register, providing for the registration under the Securities Act of such Registrable Securities to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended method of distribution specified in such Demand Request;

(b) use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter; and

(c) refrain from filing any other Registration Statements, other than pursuant to a. Registration Statement on Form S-4 or S-8 (or similar successor forms), with respect to any other securities of the Company until such date which is one hundred and eighty (180) days following the effectiveness of the Registration Statement filed in response to the Demand Request.

(b) Priority on Demand Registrations.

The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the Sponsor or, in the event of a Long-Form Registration only, the Initiating Holders. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without materially and adversely affecting the marketability of the offering (the “Offering Quantity”), the Company shall include in such registration securities in the following priority:

(i) first, before including any securities which are not Registrable Securities, the Company shall include all of the Registrable Securities requested to be included by the Sponsor and, if applicable, the Initiating Holders, and if such number exceeds the Offering Quantity, then the Company shall include only (a) the Sponsor’s Offering Quantity or (b), in the event of a Long-Form Registration only, the Initiating Holders’ pro rata share of the Offering Quantity, based on the number of Registrable Securities then beneficially owned on a fully converted basis by the Initiating Holders;

(ii) second, to the extent (and only to the extent) that the Offering Quantity exceeds the aggregate amount of Registrable Securities which are requested to be included in such registration, the Company shall include in such registration Registrable Securities requested to be included by the non-Initiating Shareholders, and if such number exceeds the Offering Quantity, the Company shall include only such non-Initiating Shareholders’ pro rata share of the Offering Quantity, based on the amount of Registrable Securities beneficially owned by such non-Initiating Shareholders; and

(iii) third, to the extent (and only to the extent) that the Offering Quantity exceeds the aggregate amount of Registrable Securities which are requested to be included in such registration, the Company shall include in such registration any other securities requested to be included in the Offering.

(c) Restrictions on Demand Registrations.

(i) The Company may postpone upon one (1) occasion during any twelve (12) month period for up to 120 days the filing or the effectiveness of a Registration Statement for a Demand Registration if the Board determines, in good faith and at its sole discretion, that such Demand Registration would reasonably be expected to be seriously detrimental to the

Company and would have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, financing, consolidation, tender offer or similar transaction; provided, however, that in such event, the party requesting such Demand Registration shall be entitled to withdraw such request at any time during the 120-day period and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall be responsible for all Registration Expenses (as set forth in Section 9) incurred in connection with the registration prior to the time of withdrawal.

(ii) The Company shall be required to effect and have declared effective only one (1) Long-Form Demand Registration pursuant to this Section 5.

(iii) The Company shall not be obligated to register more than two (2) Demand Registrations in any 12-month period; provided, that no registration shall count as a Demand Registration until it has been declared effective by the Commission.

(d) Selection of Underwriters.

(i) The Sponsor shall have the right to select the investment banker(s) and managing underwriters for any Demand Registration it initiates to administer an offering pursuant to Section 5(a)(i), subject to the Company’s approval, which approval shall not be unreasonably withheld, delayed or conditioned.

(ii) In the event of a Long-From Registration, the Shareholders that hold a majority in interest of the Registrable Securities sought to be registered by the Initiating Holders shall have the right to select the investment banker(s) and managing underwriter(s) to administer the offering, subject to the Company’s approval, which approval shall not be unreasonably withheld, delayed or conditioned.

(e) Other Registration Rights.

Except as provided in this Agreement, the Company shall not grant to any persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities.

6.	Piggyback Registrations.

(a) Right to Piggyback.

After the consummation of an IPO (should one occur), if the Company proposes to file any registration statement under the Securities Act for the purposes of a public offering of its securities (whether or not for sale for its own account and including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration on Form S-4 or S-8 or any successor or similar forms) (a “Piggyback Registration”), the Company will give prompt written notice to all the Shareholders of its intention to effect such a registration and shall, subject to 6(b), use all commercially reasonable efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company’s notice; provided, however, that the Company may at any time withdraw or cease proceeding with any such Piggyback Registration if it will at the same time withdraw or cease proceeding with the registration of all other Company securities originally proposed to be registered. The rights to Piggyback Registration may be exercised an unlimited number of occasions. Any Shareholder shall have the right to withdraw such Shareholder’s request for inclusion of such Shareholder’s Registrable Securities in any Registration Statement filed in connection with a Piggyback Registration by giving written notice to the Company of such withdrawal within five (5) Business Days prior to the anticipated effectiveness of such registration statement in connection therewith.

(b) Priority on Piggyback Registrations.

If a Piggyback Registration is an underwritten offering and the managing underwriter advises the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such offering (the “Company Offering Quantity”), the Company will include in such registration securities in the following priority:

(i) first, the securities the Company proposes to sell;

(ii) second, to the extent (and only to the extent) that the Company Offering Quantity exceeds the aggregate amount of Registrable Securities which are requested to be included in such registration, the Company shall include in such registration Registrable Securities requested to be included by the other Shareholders, and if such number exceeds the remaining Company Offering Quantity, the Company shall include only such other Shareholders’ pro rata share of the remaining Company Offering Quantity based on the amount of Registrable Securities beneficially owned on a fully converted basis by such other Shareholders; and

(iii) third, to the extent (and only to the extent) that the Company Offering Quantity exceeds the aggregate amount of Registrable Securities which are requested to be included in such registration, the Company shall include in such registration any other securities requested to be included in the offering; provided, that the Company shall not include in any Piggyback Registration any securities that are not Registrable Securities (other than securities the Company proposes to sell) without the prior written consent of Shareholders that hold a majority of the Registrable Securities to be included in the Piggyback Registration.

(c) No Effect on Demand Registrations.

No registration effected under this Section 6 shall be deemed to have been effected pursuant to Section 5 hereof or shall relieve the Company of its obligation to effect any registration upon request under Section 5 hereof.

(d) Other Registrations.

If the Company has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 5 or pursuant to this Section 6, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holders of the Company’s equity securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

7.	Holdback Agreements.

(a) To the extent not inconsistent with applicable law, each Shareholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during (i) the seven days prior to, and the 180-day period beginning on the effective date of, an IPO or (ii) the 90-day period beginning on the effective date of a firmly underwritten public offering of the Registrable Securities effected pursuant to a Demand Request, as applicable, unless expressly authorized by the underwriters managing the registered public offering; provided that such restrictions shall not be more restrictive in duration or scope than restrictions imposed on (A) any Person which has been granted registration rights by the Company, (B) any officer or director of the Company, or (C) any other holders of at least 5% of the total Ordinary Shares on a fully diluted and converted basis; and provided, further, that nothing herein shall restrict, directly or indirectly:

(i) any bona fide pledge of Ordinary Shares or the subsequent Transfer upon default in connection with any such pledge,

(ii) subject to obtaining any required Cayman Islands Monetary Authority approval, any charitable contribution; or

(iii) the disposition of freely tradable Ordinary Shares that have been acquired by the Shareholder in open market transactions.

The provisions of this Section 7(a) shall expire upon the second anniversary of an IPO.

(b) The Company may impose stop transfer instructions with respect to Registrable Securities or other securities subject to the foregoing Section 7(a) until the end of the relevant period.

(c) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its Ordinary Shares, or any securities convertible into or exchangeable or exercisable for Ordinary Shares, that were purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

8.	Registration-Procedures.

In connection with any Registration Statement filed pursuant to Section 5(a) or Section 6(a) herein (a “Registrant Statement”), the following provisions shall apply:

(a) Copies. The Company shall furnish as promptly as practicable to each selling Shareholder, prior to filing a Registration Statement or any supplement or amendment thereto, a copy of such Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such selling Shareholder.

(b) Preparation of Registration Statement; Effectiveness. The Company shall prepare and, within 90 days (or 45 days with respect to any Short-Form Registration) after the end of the period within which requests for registration may be given to the Company, file with the Commission a Registration Statement with respect to such Registrable Securities and thereafter use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after the initial filing thereof and remain effective for a period of either (i) not less than 180 days or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement.

(c) General Notification. The Company shall promptly advise the selling Shareholders, and, if requested by such Shareholders, confirm such advice in writing:

(i) when the Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been fled with the Commission and when the Registration Statement or any post effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of any notification by the Commission whether there will be a “review” of such Registration Statement;

(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(v) of any comments (oral or written) by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(vii) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus or the filing of any reports under the Exchange Act so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Each Shareholder agrees that upon receipt of any written notice of the Company pursuant to paragraphs (ii) through (v) of Section 8(c) hereof, such Shareholder shall discontinue offering such Registrable Securities pursuant to the Registration Statement until such Shareholder’s receipt of copies of the supplemental or amended prospectus contemplated by Section 8(b) hereof, or until advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under Section 8(c)(ii) - (v) during the registration period, such registration period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by the Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 8(b) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

(d) Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 8(c) hereof during the period for which the Company is required to maintain an effective Registration Statement, the Company shall (A) use its commercially reasonable efforts to prevent the issuance of a stop order, and in the event of such issuance, to obtain the withdrawal of any stop order or order suspending the effectiveness of the Registration Statement and (B) prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document as soon as possible so that, as thereafter delivered to purchasers of the Registrable Securities, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will comply with the Securities Act and the rules promulgated thereunder.

(e) Copies of the Registration Statement. The Company will furnish to each Shareholder included within the coverage of the Registration Statement, without charge, copies of the Registration Statement and any amendment thereto, including financial statements and schedules, and, if any Shareholder so requests in writing, all exhibits (including those incorporated by reference) in such number as such Shareholder may reasonably request from time to time.

(f) Copies of the Prospectus. The Company will deliver to each Shareholder included within the coverage of the Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as each such Shareholder may reasonably request; and the Company consents to the use of the prospectus or any amendment or supplement thereto by each Shareholder in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto.

(g) Blue Sky. Prior to any public offering of Registrable Securities pursuant to a Registration Statement, the Company shall use its commercially reasonable efforts to register or qualify (or seek an exemption from registration or qualification) or cooperate with each Shareholder selling Registrable Securities pursuant to such Registration Statement and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities laws of such jurisdictions as such counsel reasonably requests in writing on behalf of such Shareholder and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(h) Certificates. The Company shall cooperate with each Shareholder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and registered in such names as such Shareholder may request in writing prior to sales of Registrable Securities pursuant to the Registration Statement. In addition the Company shall, upon request, provide each Shareholder selling Registrable Securities pursuant to such Registration Statement with printed certificates for its Registrable Securities in a form acceptable to such Shareholder.

(i) SEC Compliance; Earnings Statement. The Company shall use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its Shareholders, as soon as reasonably practicable, but in any event not later than eighteen (18) months after the effective date of the applicable Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of such Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(j) Shareholder Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 5 and 6 herein with respect to the Registrable Securities of any Shareholder that such Shareholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Shareholder’s Registrable Securities.

(k) Agreements. The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Shareholders of a majority of Registrable Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate the disposition of Registrable Securities pursuant to the Registration Statement; provided, however, that the Company shall have no obligation to pay any discounts or underwriting commissions.

(l) Legal Opinion; Certificates; Cold Comfort Letter. The Company, if requested by those Shareholders that together hold a majority in interest of the Registrable Securities being sold, or the managing underwriters (if any) in connection with the Registration Statement, shall cause (i) its counsel to deliver an opinion relating to the Registration Statement and the Registrable Securities, in customary form (and covering such matters of the type customarily covered by legal opinions of such nature) addressed to such Shareholders and the managing underwriters, if any, thereof and dated the effective date of such Registration Statement; (ii) its officers to execute and deliver all customary documents and certificates requested by Shareholders of a majority of the Registrable Securities being sold or the managing underwriters (if any); and (iii) its independent public accountants to provide a “cold comfort” letter in customary form (and covering such matters of the type customarily covered by a “cold comfort” letter).

(m) Listing. The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or if not so listed, to be listed on the NASD automated quotation system, in either case if so requested by Shareholders of a majority in interest of Registrable Securities covered by the Registration Statement, or by the managing underwriters, if any.

(n) Due Diligence. For a reasonable period prior to the filing of a Registration Statement pursuant to this Agreement, the Company shall make available for inspection and copying by any Shareholder or underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Shareholder or underwriter, all financial and other information and books and records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Shareholder, underwriter, attorney, accountant or agent in connection with such Registration Statement, as will be reasonably necessary in the judgment of such attorney(s), to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that if requested by the Company, each Shareholder will enter into a confidentiality agreement with the Company prior to participating in the preparation of the Registration Statement or the Company’s release or disclosure of confidential information to such Shareholder.

(o) Participation. No Shareholder may participate in any registration hereunder which is underwritten unless such Shareholder (i) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Shareholder entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); provided that no Shareholder will be required to sell more than the number of Registrable

Securities that such Shareholder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreement and other documents reasonably required under the terms of such underwriting arrangements.

(p) 10b-5 Notification. The Company shall promptly notify in writing the selling Shareholder and the managing underwriter of the offering in which Registrable Securities are being sold, pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of an event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company will promptly prepare a supplement or amendment to such prospectus and file it with the Commission (in any event no later than ten (10) days following notice of the occurrence of such event to each selling Shareholder and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, will not contain an untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(q) Other Approvals. The Company shall use its commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Shareholders and underwriters to consummate the disposition of the Registrable Securities.

(r) NASD. The Company shall cooperate with each Shareholder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with NASD.

(s) Road Show. The Company shall cause the appropriate officers as are requested by a managing underwriter to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to an underwritten public offering.

(t) Transfer Agent, Register and CUSIP. The Company shall provide a transfer agent and register for all Registrable Securities pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of registration.

(u) Other Actions. The Company shall use its commercially reasonable efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

(v) Notice to Discontinue. Each Shareholder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of an event of the kind described in Section 8(p), such Shareholder will forthwith discontinue the disposition of Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 8(p) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by the Company in the case of an event described in Section 8(p), such Shareholder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Shareholder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company will give any such notice, the Company will extend the period during which such Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8(p) to and including the date when the Shareholder will have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 8(p).

9.	Registration Expenses.

The Company shall bear all expenses incurred in connection with the performance of its obligations under this Agreement (except as otherwise provided in the proviso to Section 8(k) hereof) and the Company shall reimburse the Shareholders for the fees, disbursements and expenses of one counsel (and one local counsel as reasonably required) chosen by the holders of a majority of the Registrable Securities included in such registration; provided, however, that the Company will not be required to pay for any registration expenses of any registration proceeding commenced as a result of a Demand Request that is subsequently withdrawn or canceled by the Sponsor or, if applicable, the Initiating Holders, in which case the Shareholders who elected to participate in such registration will bear such registration expenses.

10.	Indemnification.

(a) The Company shall, notwithstanding termination of this Agreement, indemnify and hold harmless to the full extent permitted by applicable law, each of the Shareholders to be named in any Registration Statement filed pursuant to Sections 5 or 6 and the officers, directors, members and control shareholders of such Shareholders against any losses, claims, damages or liabilities, joint or several, to which such Shareholder or such other Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Shareholder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any violation by the Company of the Securities Act, Exchange Act or any other law promulgated thereunder or otherwise incident to any registration, qualification or compliance and in any such case, the Company shall promptly reimburse such Shareholder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be required to indemnify any such person pursuant to this Section 10(a) to the extent that (i) any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon fraud or dishonesty or an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or preliminary, final or summary prospectus, or amendment or supplement thereto, in reliance upon and in strict conformity with written information furnished to the Company by, or on behalf of, such person expressly for use in connection therewith or (ii) the Company subsequently corrects the untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary, final or summary prospectus, or amendment or supplement thereto by delivering to such Shareholder an amended prospectus or prospectus supplement that makes such correction and the Shareholder fails timely to deliver such amended prospectus or prospectus supplement to the party or parties making the claim.

(b) The Company shall require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to this Agreement and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to it from each Shareholder of Registrable Securities included in any Registration Statement filed pursuant to this Agreement and from each underwriter named in any such underwriting agreement, severally and not jointly, to (i) indemnify and hold harmless the Company and all other Shareholders against any losses, claims, damages or liabilities to which the Company or such other Shareholders may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Shareholder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to the Company by such Shareholder or underwriter expressly for use in connection therewith and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Shareholder shall be required to undertake liability to any Person under this Section 10(b) for any amounts in excess of the dollar amount of the net proceeds to be received by such Shareholder from the sale of such Shareholder’s Registrable Securities pursuant to such registration and such undertaking shall be several, not joint and several, among such Shareholders; provided, further, that no such Shareholder shall be liable in any such case to the extent that prior to the filing of any such Registration Statement or prospectus or amendment thereof or supplement thereto, such Shareholder furnished in writing to the Company information expressly for use in such Registration Statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

(c) Promptly after receipt by an indemnified party under Section 10(a) or 10(b) hereof of written notice of the commencement of any action or threat thereof, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 10, notify such indemnifying party in writing of the commencement of such action or threat; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Section 10(a) or 10(b) hereof and unless and to the extent such indemnifying party is materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof; with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Such indemnifying party shall not enter into any settlement with a party without obtaining an unconditional release of each indemnified party with respect to any and all claims against each indemnified party. An indemnified party shall not enter into any settlement without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 10(a) or 10(b) hereof are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation (even if the Shareholders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing, the liability of any Shareholder hereunder this Section 10(d) shall be limited to the amount of net proceeds received by such Shareholder in the offering giving rise to such liability, less any amounts paid pursuant to Section 10(b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Shareholders’ and any underwriters’ obligations in this Section 10(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by them severally and not jointly.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each Shareholder, agent and underwriter and each person, if any, who controls any Shareholder, agent or underwriter within the meaning of the Securities Act; and the obligations of the Shareholders and any underwriters contemplated by this Section 10 shall be in addition to any liability which the respective Shareholder or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

11.	Periodic Information Reporting Requirements.

(a) Quarterly Financial Statements. The Company shall prepare condensed, consolidated financial statements for each of the first three fiscal quarters of each fiscal year in accordance with U.S. GAAP consistently applied. The Company shall provide such quarterly financial statements to each Shareholder not later than 45 days after the end of each fiscal quarter.

(b) Annual Financial Statements. The Company shall prepare consolidated financial statements for each fiscal year in accordance with U.S. GAAP consistently applied and shall cause such financial statements to be audited. The Company shall provide such audited financial statements and the auditor’s report thereon to the Shareholders not later than 90 days after the end of each fiscal year.

(c) Additional Information. If a Shareholder requests in writing information about the Company or its subsidiaries in addition to the financial statements made available pursuant to Section 11(a) and 11(b) in order to, among other things, comply with disclosure requirements under laws and regulations applicable to such Shareholder or to meet the tax reporting requirements of such Shareholder, the Company shall use its commercially reasonable efforts to provide such additional information to such Shareholder as soon as practicable after such written request has been received; provided, however, that the Company shall not be required to provide any such additional information if the Company reasonably believes that the disclosure of such information could have a materially adverse impact on the financial condition, business or prospects of the Company on a consolidated basis or is of a confidential nature.

(d) Confidentiality.

Except as authorized in writing by the Company, each of the Shareholders shall not disclose any of the information provided to such Shareholder pursuant to this Section 11 to any Person that is not a director, officer, partner, employee, representative (including any accountant, attorney or other professional) or Affiliate of such Shareholder or a party to this Agreement, and each Shareholder shall use its commercially reasonable efforts to cause its directors, officers, partners, employees, representatives and Affiliates not to disclose such information to any Person that is not a party to this Agreement; provided, however, that such Shareholder shall not be prohibited from disclosing any such information if such information becomes publicly available through no fault of the Shareholder or its directors, officers, partners, employees, representatives or Affiliates or the information is required to be furnished to a governmental agency in connection with any legal or administrative proceeding or the information is requested by a prospective transferee or purchaser of Ordinary Shares so long as such third party enters into a confidentiality agreement with the Company reasonably satisfactory to the Company. Notwithstanding the foregoing, prospective investors (and their agents) are authorized, without restriction of any kind, to disclose the tax treatment and tax structure of the transactions set forth or contemplated herein.

12.	Rules 144 and 145: Other Exemptions.

With a view to making available to the Shareholders the benefits of Rule 144 and/or Rule 145 promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Shareholder to sell securities of the Company to the public without registration, the Company covenants that, at any time which is ninety (90) days following an IPO, it will (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and (ii) take such further action as each Shareholder may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144 and Rule 145, if available with respect to resales of the Registrable Securities under the Securities Act), to the extent required from time to time to enable such Shareholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (y) Rule 144 or Rule 145 (if available with respect to resales of the Registrable Securities) under the Securities Act, as such rules may be amended from time to time or (z) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the written request of any Shareholder, the Company will deliver to such Shareholder a written statement as to whether it has complied with such requirements.

13.	Certain Limitations on Registration Rights.

No Shareholder may participate in any Registration Statement hereunder unless such Shareholder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of underwriting arrangements which are entered into in connection with such Registration Statement and agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting agreement approved by the Shareholder or Shareholders entitled hereunder to approve such arrangements; provided, however, that no such Shareholder will be required to make any representations or warranties to the Company or the underwriters in connection with any such registration other than representations and warranties as to (i) such Shareholder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Shareholder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested. Such Shareholders of Registrable Securities to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, will also be made to and for the benefit of such Shareholders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Shareholders.

14.	Vote on Voluntary Dissolution.

(a) In the event that the Company does not, by the fourth (4th) anniversary of the date hereof, consummate (i) a private offering of its Ordinary Shares or preferred shares which results in the Company receiving proceeds of at least $50 million at a 15% premium to book value, measured as of the date of the closing of such transaction or (ii) an IPO, the Company shall, at the next regularly scheduled annual shareholders’ meeting following such anniversary date, place on the agenda of such meeting, for vote by the Company’s shareholders, a proposal that the Company voluntarily dissolve.

(b) In the event that the Company does not consummate an IPO by the fifth (5th) anniversary of the date hereof, the Company shall place on the agenda of each annual meeting of the shareholders following such date a proposal, for vote by the Company’s shareholders, that the Company voluntarily dissolve.

15.	Miscellaneous.

(a) Amendments and Waivers.

The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given, unless the Company has obtained the written consent of the Shareholders representing a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Shareholders whose Registrable Securities are being sold pursuant to the Registration Statement and that does not directly or indirectly affect the rights of other Shareholders may be given by the holders of a majority of the Registrable Securities being sold by such Shareholders pursuant to the Registration Statement.

(b) Entire Agreement.

This Agreement constitutes the entire agreement and understanding of the parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof. Except as expressly contemplated hereby, there are no third party beneficiaries having rights under or with respect to this Agreement.

(c) Term and Termination.

This Agreement may be terminated at any time by an instrument in writing signed by all of the parties hereto. This Agreement shall terminate automatically as to any Shareholder that Transfers all of its equity securities of the Company. The provisions of Sections 2, 3 and 14 of this Agreement, other than Section 2(d) of this Agreement shall terminate automatically as to all parties hereto upon the consummation of an IPO. Unless sooner terminated, this Agreement shall terminate ten (10) years after the closing of an IPO, unless, at any time within one (1) year prior to such date, all of the parties extend its duration for as many additional periods, each not to exceed ten (10) years, as they may desire.

(d) Notices.

All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery: (i) if to a Shareholder then to the address set forth on the signature page or to such address that such Shareholder may subsequently notify the Company in writing or (ii) if to the Company as set forth below:

c/o HSBC Strathvale House 90 North Church Street P.O. Box 1109GT, George Town Grand Cayman, Cayman Islands
with a copy to:	Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 Attention: Kerry Berchem, Esq. Facsimile Number: (212) 872-1002

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five (5) Business Days after being deposited in the United States mails, if being mailed by first class mail; two (2) Business Days after being delivered via a next-day air courier; and when receipt is acknowledged by the recipient’s telecopier machine, if telecopied.

(e) Successors and Assigns: Assignment.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No Shareholder may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the Company. The Company may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Company nonetheless will remain responsible for the performance of all of its obligations hereunder).

(f) Specific Performance.

Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

(g) Submission to Jurisdiction; No Jury Trial.

(i) Each party submits to the jurisdiction of any state or federal court sitting in New York, New York in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each party agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

(ii) THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all action that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an action, this Agreement may be filed as a written consent to trial by a court.

(h) Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Governing Law.

This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the State of New York.

(j) Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k) Construction.

The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means “including without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

(l) Severability.

The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

GREENLIGHT CAPITAL RE, LTD.

By:
Name:
Title:

Signature Page

Shareholder Signature Page:

[Print Name of Purchaser]
By:
Name:
Title:
Date:
Address:

E-mail Address:

Signature Page